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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            AND REPORT ON SCHEDULES


    We consent to the inclusion in this Registration Statement of Big City Radio, Inc. on Form S-1 of our report dated September 19, 1997, on our audits of the financial statements of Big City Radio, Inc. and to the references to our firm under the captions "Selected Financial and Operating Data" and "Experts".



    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Big City Radio, Inc. listed in Item 27.1. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                          /s/ HOLTZ RUBENSTEIN & CO., LLP
                                          --------------------------------------
                                          HOLTZ RUBENSTEIN & CO., LLP



Melville, New York
December 2, 1997